Sub-Item 77Q1(e)


                                AMENDMENT NO. 11

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of July 1, 2007, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Funds Group, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fee payable by AIM European Small Company Fund, AIM International Small Company Fund, AIM Mid Cap Basic Value Fund and AIM Small Cap Equity Fund effective July 1, 2007;

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

                                        EFFECTIVE DATE OF
NAME OF FUND                           ADVISORY AGREEMENT
------------                           ------------------
AIM Basic Balanced Fund                September 28, 2001
AIM European Small Company Fund          August 30, 2000
AIM Global Value Fund                   December 27, 2000
AIM International Small Company Fund     August 30, 2000
AIM Mid Cap Basic Value Fund            December 27, 2001
AIM Select Equity Fund                    June 1, 2000
AIM Small Cap Equity Fund                August 30, 2000

                                                                Sub-Item 77Q1(e)

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                             AIM BASIC BALANCED FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $150 million ...       0.65%
Next $1.85 billion ...       0.50%
Next $2 billion ......       0.45%
Next $2 billion ......       0.40%
Next $2 billion ......      0.375%
Over $8 billion ......       0.35%

                         AIM EUROPEAN SMALL COMPANY FUND
                      AIM INTERNATIONAL SMALL COMPANY FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $250 million ...      0.935%
Next $250 million ....       0.91%
Next $500 million ....      0.885%
Next $1.5 billion ....       0.86%
Next $2.5 billion ....      0.835%
Next $2.5 billion ....       0.81%
Next $2.5 billion ....      0.785%
Over $10 billion .....       0.76%

                              AIM GLOBAL VALUE FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $250 million ...       0.80%
Next $250 million ....       0.78%
Next $500 million ....       0.76%
Next $1.5 billion ....       0.74%
Next $2.5 billion ....       0.72%
Next $2.5 billion ....       0.70%
Next $2.5 billion ....       0.68%
Over $10 billion .....       0.66%

                                                                Sub-Item 77Q1(e)

                          AIM MID CAP BASIC VALUE FUND
                            AIM SMALL CAP EQUITY FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $250 million ...      0.745%
Next $250 million ....       0.73%
Next $500 million ....      0.715%
Next $1.5 billion ....       0.70%
Next $2.5 billion ....      0.685%
Next $2.5 billion ....       0.67%
Next $2.5 billion ....      0.655%
Over $10 billion .....       0.64%

                             AIM SELECT EQUITY FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $150 million ...      0.80%
Over $150 million ....     0.625%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

                                                                Sub-Item 77Q1(e)

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM FUNDS GROUP


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)


                                        A I M ADVISORS, INC.


Attest: /s/ Stephen R. Rimes            By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)